                                                                    EXHIBIT 10.6

                      SERIES 2002-1 NOTE PURCHASE AGREEMENT

                 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE,
                                 SERIES 2002-1,

                           dated as of August 6, 2002,

                                      among

                        TEAM FLEET FINANCING CORPORATION,

                        BUDGET GROUP, INC., as Servicer,

          DB STRUCTURED PRODUCTS, INC., as Series 2002-1 Note Purchaser

                                       and

                   DEUTSCHE BANK AG, New York Branch, as Agent

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                               TABLE OF CONTENTS

                                                                            PAGE


                                TABLE OF CONTENTS

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
ARTICLE I              DEFINITIONS......................................................................1

         SECTION 1.01          Definitions..............................................................1

ARTICLE II             PURCHASE AND SALE OF SERIES 2002-1 NOTE..........................................6

         SECTION 2.01          The Initial Note Purchase................................................6

         SECTION 2.02          Advances.................................................................6

         SECTION 2.03          Borrowing Procedures.....................................................6

         SECTION 2.04          The Series 2002-1 Note...................................................7

         SECTION 2.05          Commitment Terms.........................................................7

         SECTION 2.06          Selection of Interest Rates..............................................7

ARTICLE III            INTEREST AND FEES................................................................7

         SECTION 3.01          Interest.................................................................7

         SECTION 3.02          Fees.....................................................................8

         SECTION 3.03          Eurodollar Lending Unlawful..............................................8

         SECTION 3.04          Deposits Unavailable.....................................................8

         SECTION 3.05          Increased Costs, etc.....................................................9

         SECTION 3.06          Funding Losses...........................................................9

         SECTION 3.07          Increased Capital Costs.................................................10

         SECTION 3.08          Taxes...................................................................10

         SECTION 3.09          Carrying Charges........................................................11

ARTICLE IV             OTHER PAYMENT TERMS.............................................................12

         SECTION 4.01          Time and Method of Payment..............................................12

ARTICLE V              THE AGENT.......................................................................12

         SECTION 5.01          Authorization and Action................................................12

         SECTION 5.02          Delegation of Duties....................................................12

         SECTION 5.03          Exculpatory Provisions..................................................12

         SECTION 5.04          Reliance................................................................13

         SECTION 5.05          Non-Reliance on the Agent and Other Purchasers..........................13

         SECTION 5.06          The Agent in its Individual Capacity....................................13

         SECTION 5.07          Successor Agent.........................................................13

ARTICLE VI             REPRESENTATIONS AND WARRANTIES..................................................14
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                                       i

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
         SECTION 6.01          TFFC....................................................................14

         SECTION 6.02          Servicer................................................................15

         SECTION 6.03          Series 2002-1 Note Purchaser............................................15

ARTICLE VII            CONDITIONS......................................................................17

         SECTION 7.01          Conditions to Issuance..................................................17

         SECTION 7.02          Conditions to Initial Borrowing.........................................17

         SECTION 7.03          Conditions to Each Borrowing............................................18

ARTICLE VIII           COVENANTS.......................................................................19

         SECTION 8.01          Covenants...............................................................19

ARTICLE IX             MISCELLANEOUS PROVISIONS........................................................20

         SECTION 9.01          Amendments..............................................................20

         SECTION 9.02          No Waiver; Remedies.....................................................21

         SECTION 9.03          Binding on Successors and Assigns.......................................21

         SECTION 9.04          Survival of Agreement...................................................21

         SECTION 9.05          Payment of Costs and Expenses; Indemnification..........................21

         SECTION 9.06          Characterization as Related Document; Entire Agreement..................23

         SECTION 9.07          Notices.................................................................23

         SECTION 9.08          Severability of Provisions..............................................23

         SECTION 9.09          Tax Characterization....................................................23

         SECTION 9.10          No Proceedings; Limited Recourse........................................23

         SECTION 9.11          Confidentiality.........................................................24

         SECTION 9.12          Governing Law...........................................................24

         SECTION 9.13          Jurisdiction............................................................24

         SECTION 9.14          Waiver of Jury Trial....................................................25

         SECTION 9.15          Counterparts............................................................25

                      SERIES 2002-1 NOTE PURCHASE AGREEMENT

         THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT, dated as of August 6, 2002, (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is made among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("TFFC"), BUDGET GROUP, INC., a Delaware corporation ("Budget" or the "Servicer"), DB STRUCTURED PRODUCTS, INC., a Delaware corporation ("DBSP"), as the Series 2002-1 Note Purchaser (in such capacity, the "Series 2002-1 Note Purchaser"), and Deutsche Bank AG, New York Branch, a German banking corporation, as agent for Series 2002-1 Note Purchaser (in such capacity, the "Agent").

                                   BACKGROUND

         1. Contemporaneously with the execution and delivery of this Agreement, TFFC, as issuer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee") are entering into the Series 2002-1 Supplement, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2002-1 Supplement"), to the Amended and Restated Base Indenture, dated as of December 1, 1996 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), among TFFC, as Issuer, Budget, as Servicer and Budget Interestholder and the Trustee, pursuant to which TFFC will issue the Variable Funding Rental Car Asset Backed Note, Series 2002-1 (the "Series 2002-1 Note").

         2. TFFC wishes to issue the Series 2002-1 Note in favor of the Agent (as agent for the Series 2002-1 Note Purchasers) and obtain the agreement of the Series 2002-1 Note Purchaser to make advances from time to time (each, an "Advance") for the purchase of Series 2002-1 Invested Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Series 2002-1 Note purchased in connection herewith and will constitute purchases of Series 2002-1 Invested Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, the Series 2002-1 Note Purchaser are willing to make Advances from time to time to fund purchases of Series 2002-1 Invested Amounts as Increases in an aggregate outstanding amount up to the Commitment Amount until the commencement of the Series 2002-1 Rapid Amortization Period. Budget has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer for the benefit of the Series 2002-1 Note Purchaser.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Article 1 of the Series 2002-1 Supplement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Advance" has the meaning set forth in paragraph 2 of the recitals hereto.

         "Advance Request" has the meaning set forth in Section 7.03(c).

         "Affected Person" has the meaning set forth in Section 3.05.

         "Aggregate Unpaids" has the meaning set forth in Section 5.01.

         "Amortization Commencement Date" means the date on which the Series 2002-1 Rapid Amortization Period commences.

         "Applicable Law" means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or other action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

         "Applicable Margin" means (a) with respect to any day prior to the Amortization Commencement Date and (i) the Base Rate, 0.50% or (ii) the Eurodollar Rate (Reserve Adjusted), 1.00% and (b) with respect to any day on or after the Amortization Commencement Date, 3.50%.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware overseeing the Bankruptcy Proceeding.

         "Bankruptcy Proceeding" means the bankruptcy case or cases commenced by the voluntary petition for relief under the Bankruptcy Code filed by each of Budget, each of the Group IV Lessees and various other direct or indirect subsidiaries of Budget with the United States Bankruptcy Court for the District of Delaware.

         "Base Rate" means, on any day, a fluctuating interest rate per annum equal to the sum of (a) the higher of (i) the Prime Rate in effect on such day or (ii) the Federal Funds Rate in effect on such day and (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Advances maintained as Base Rate Advances will take effect simultaneously with each change in the Base Rate.

         "Base Rate Tranche" means that portion of the Aggregate Principal Balance of the Series 2002-1 Note purchased or maintained with Advances which bear interest by reference to the Base Rate.

         "Borrowing" has the meaning set forth in Section 2.02.

         "Commitment" means the obligation of the Series 2002-1 Note Purchaser to fund Advances pursuant to Section 2.02, in an aggregate stated amount up to the Series 2002-1 Maximum Invested Amount, as such amount may be modified from time to time by written agreement among the Series 2002-1 Note Purchaser, the Agent, the Servicer and TFFC in accordance with the terms hereof.

         "Commitment Amount" means, as to the Series 2002-1 Note Purchaser as of any date of determination, the Series 2002-1 Maximum Invested Amount as of such date, as such amount may be modified from time to time by written agreement among the Series 2002-1 Note Purchaser, the Agent, the Servicer and TFFC in accordance with the terms hereof.

         "Commitment Fee" has the meaning set forth in Section 3.02(c).

         "Commitment Termination Date" means the earliest of

                           (i)      the date on which all Advances are repaid;

                           (ii)     April 30, 2003; and

                           (iii)    the Amortization Commencement Date.

         "Confidential Information", for purposes of this Agreement, has the meaning set forth in Section 9.11.

         "DB" means Deutsche Bank AG, New York Branch and its successors and/or assigns.

         "Domestic Office" means, the office of the Series 2002-1 Note Purchaser designated as such below its name on the signature page hereof, if any, or such other office of the Series 2002-1 Note Purchaser as designated from time to time by written notice from the Series 2002-1 Note Purchaser to TFFC, inside the United States, which shall be making or maintaining Advances other than Eurodollar Advances of the Series 2002-1 Note Purchaser hereunder.

         "Deutsche Bank" has the meaning set forth in Section 8.01(j).

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Advance" means, an Advance which bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "Eurodollar Interest Period" means, with respect to any Eurodollar Advance, a period commencing on the date of such Eurodollar Advance and ending on the 30th, 60th or 90th day thereafter (as applicable); provided, however, that

                  (i) if any such period would otherwise end on a day which is not a Business Day, the Eurodollar Interest Period shall instead end on the next succeeding Business Day (but if such extension would cause the last day of such Eurodollar Interest Period to occur in the next following calendar month, the last day of such Eurodollar Interest Period shall occur on the next preceding Business
                           Day); and

                  (ii) upon the occurrence and during the continuation of the Series 2002-1 Rapid Amortization Period, any Eurodollar Interest Period may be terminated at the election of the Agent by notice to TFFC and the Servicer, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Period shall be converted to Base Rate Advances until payment in full of the Series 2002-1 Note.

         "Eurodollar Office" means, the office of the Series 2002-1 Note Purchaser designated as such below its name on the signature page hereof or such other office of the Series 2002-1 Note Purchaser as designated from time to time by written notice from the Series 2002-1 Note Purchaser to TFFC, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Series 2002-1 Note Purchaser hereunder.

         "Eurodollar Rate" means, for any day during any Eurodollar Interest Period, an interest rate per annum equal to the sum of:

                  (a)      (i)      the posted rate for 1, 2 or 3 month (as
                                    selected by TFFC) deposits in United States dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business
                                    Day which is the second Business Day
                                    immediately preceding the first day of such Eurodollar Interest Period; or

                           (iii) if no such rate appears on Telerate page 3750 at such time and day, then the Eurodollar Rate shall be determined by DB at its principal office in London, England at its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30, 60 or 90-day (as applicable) deposits in United States dollars are being, have been, or would be offered or quoted by DB to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York City time) on such day; and

                  (b)      the Applicable Margin.

         "Eurodollar Rate (Reserve Adjusted)" means for any Eurodollar Interest Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the Eurodollar Rate for such Eurodollar Interest Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage of such Eurodollar Interest Period.

         "Eurodollar Reserve Percentage" means in respect of any Reference Lender for any period, the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

         "Eurodollar Tranche" means that portion of the Aggregate Principal Balance of the Series 2002-1 Note purchased or maintained with Eurodollar Advances.

         "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. New York City time.

         "Financial Statements" has the meaning set forth in Section 6.02(b).

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

         "Hedge Agreement" means, an interest swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rate, in each case in connection with the payment of interest and fees under the Series 2002-1 Note in form and substance satisfactory to the Series 2002-1 Note Purchaser.

         "Hedge Counterparty" means any entity that enters into a Hedge Agreement with TFFC.

         "Increase Date" shall mean the Business Day on which an Increase in the Series 2002-1 Invested Amount occurs.

         "Initial Advance" means the Advance made under this Agreement as part of the initial Borrowing.

         "Lease Order" means the order of the Bankruptcy Court entered in the Bankruptcy Proceeding on August 5, 2002 titled the Order Authorizing The Debtors To Make Reduced Vehicle Lease Payments Under The Group Leases To Team Fleet Financing Corporation.

         "Pre-Closing Period" means the period of time commencing on the date of the execution and delivery of a formal commitment letter by Deutsche Bank AG to Budget in respect of the Series 2002-1 Note transaction to but excluding the Series 2002-1 Closing Date.

         "Prime Rate" means the rate announced by the Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.

         "Reference Lender" means DB, in its individual capacity and its successors.

         "Secured Parties" means (i) the Series 2002-1 Note Purchaser, (ii) the Agent and (iii) each Hedge Counterparty that is either DBSP or an Affiliate of DBSP, if that Affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a secured party hereunder.

         "Series 2002-1 Closing Date" means August 6, 2002.

         "Series 2002-1 Note" has the meaning set forth in paragraph 1 of the "Background" recitals hereto.

         "Series 2002-1 Note Purchaser" means, collectively, DBSP together with any successors and assigns thereof in accordance with the terms hereof.

         "Taxes" has the meaning set forth in Section 3.08.

         "Term" has the meaning set forth in Section 2.05.

         "Upfront Fee" has the meaning set forth in Section 3.02(a).

                                   ARTICLE II
                     PURCHASE AND SALE OF SERIES 2002-1 NOTE

         SECTION 2.01 The Initial Note Purchase. On the terms and conditions set forth in the Indenture, the Series 2002-1 Supplement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, TFFC shall cause the Trustee to issue to the Agent, as agent for the Series 2002-1 Note Purchaser, on the Series 2002-1 Closing Date and the Agent, as agent for the Series 2002-1 Note Purchaser, shall purchase the Series 2002-1 Note on such date. Such initial Series 2002-1 Note shall be dated the Series 2002-1 Closing Date, registered in the name of the Agent, as agent for the Series 2002-1 Note Purchaser, and duly authenticated in accordance with the provisions of the Indenture.

         SECTION 2.02 Advances. Subject to the terms and conditions of this Agreement and the Series 2002-1 Supplement, the Series 2002-1 Note Purchaser shall, to the extent the Commitment Termination Date has not occurred, upon TFFC's request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 2002-1 Revolving Period; provided that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, and any Increase resulting therefrom (a) the Aggregate Principal Balance of the Series 2002-1 Note would exceed the lesser of (i) the Series 2002-1 Maximum Invested Amount and (ii) the maximum amount then permissible under the Bankruptcy Order or (b) a Series 2002-1 Credit Support Deficiency or an Asset Amount Deficiency exists or would exist. The proceeds of all Advances on any date shall be allocated according the provisions of Article 5 of the Series 2002-1 Supplement. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a "Borrowing"). Subject to the terms of this Agreement and the Series 2002-1 Supplement, the Aggregate Principal Balance of the Series 2002-1 Note may be increased or decreased from time to time.

         SECTION 2.03 Borrowing Procedures. Whenever TFFC desires that an Advance be made, TFFC shall (or shall cause the Servicer to) notify the Agent by delivering an irrevocable written notice to the Agent no later than 10:00 a.m. New York City time on the Business Day of the proposed Borrowing (which Borrowing date shall, except in the case of the Initial Advances, be an Increase Date). Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date. The Agent shall promptly advise the Series 2002-1 Note Purchaser of any notice given pursuant to this section. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2002-1 Supplement, the Series 2002-1 Note Purchaser shall make available to TFFC the amount of such Advance in U.S. dollars to the Series 2002-1 Collection Account no later than 3:00 p.m. New York City time on the date of such Borrowing.

         SECTION 2.04 The Series 2002-1 Note. On each date an Advance is funded under the Series 2002-1 Note pursuant to the Series 2002-1 Supplement, and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Agent shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. TFFC hereby authorizes each duly authorized officer, employee or agent of the Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on TFFC absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Agent and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Agent and the Trustee.

         SECTION 2.05 Commitment Terms. The "Term" of the Commitment hereunder shall be for a period commencing on the Series 2002-1 Closing Date and ending on the Commitment Termination Date; provided that clause (ii) of the definition of "Commitment Termination Date" may be extended as the Series 2002-1 Note Purchaser may agree to in writing, in its sole and absolute discretion upon the entry by the Bankruptcy Court of a final order adopting a final plan of reorganization with respect to Budget and each of the Group IV Lessees.

         SECTION 2.06 Selection of Interest Rates. TFFC may, during the Series 2002-1 Revolving Period, elect (by notice to the Agent) that Advances accrue interest at the Base Rate or (if TFFC gives notice prior to 11:00 a.m. (London
Time) on the date which is two Business Days prior to the commencement of the related Eurodollar Interest Period) that such Advances be made as Eurodollar Advances.

                                   ARTICLE III
                                INTEREST AND FEES

         SECTION 3.01 Interest. Each related Advance funded or maintained by the Series 2002-1 Note Purchaser during the related Series 2002-1 Interest Period shall bear interest at (i) the Base Rate for the related Series 2002-1 Interest Period or (ii) if the required notice has been given, the Eurodollar Rate (Reserve Adjusted) for the related Eurodollar Interest Period, in each case except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.03 or 3.04. The Agent shall promptly (but in no event later than the Business Day preceding the next Determination Date) notify TFFC and the Servicer of the applicable interest rate for the Advances as of the first day of each Series 2002-1 Interest Period.

                  (a) Interest shall be due and payable on each Distribution Date in accordance with the provisions of the Series 2002-1 Supplement.

                  (b) All computations of interest at the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Eurodollar Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.

         SECTION 3.02 Fees.

                  (a) Upfront Fee. On the Series 2002-1 Closing Date, TFFC shall pay to the Series 2002-1 Note Purchaser an upfront fee (the "Upfront Fee") equal to $7,500,000, which Upfront Fee shall be paid in three equal installments as follows: (i) $2,500,000 on the Series 2002-1 Closing Date, (ii) $2,500,000 on the date 30 days after the Series 2002-1 Closing Date (or if such date is not a Business Day, the next succeeding Business Day), and (iii) $2,500,000 on the date 60 days after the Series 2002-1 Closing Date (or if such date is not a Business Day, the next succeeding Business Day).

                  (b) Commitment Fee. On each Distribution Date and on the Series 2002-1 Termination Date, TFFC shall pay to the Series 2002-1 Note Purchaser a commitment fee (the "Commitment Fee") equal to the (i) product of
(x) 1.0% and (y) the Series 2002-1 Maximum Invested Amount and (z) the number of days in the related Series 2002-1 Interest Period, divided by (ii) 360. Notwithstanding the foregoing, in the event that the DB MTN Engagement has not occurred on or before October 15, 2002, the percentage referred to in clause (x) of the preceding sentence shall be increased to 1.50%.

         SECTION 3.03 Eurodollar Lending Unlawful. If the Series 2002-1 Note Purchaser shall reasonably determine (which determination shall, upon notice thereof to TFFC, be conclusive and binding on the Series 2002-1 Note Purchaser and TFFC absent manifest error) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Series 2002-1 Note Purchaser to make, continue, or maintain any Advance as, or to convert any Advance into, the Eurodollar Tranche of such Advance, the obligation of the Series 2002-1 Note Purchaser to make, continue or maintain or convert any such Advance as the Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until the Series 2002-1 Note Purchaser shall notify TFFC that the circumstances causing such suspension no longer exist, and the Series 2002-1 Note Purchaser shall immediately convert all Advances into the Base Rate Tranche of such Advance at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 3.04 Deposits Unavailable. If the Series 2002-1 Note Purchaser shall have reasonably determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to the Reference Lender in the relevant market; or

                  (b) by reason of circumstances affecting the Reference Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Tranche of any Advance; or

                  (c) the Series 2002-1 Note Purchaser has notified TFFC that, with respect to any interest rate otherwise applicable hereunder to the Eurodollar Tranche of any Advance the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to the Series 2002-1 Note Purchaser of making, funding or maintaining their respective Eurodollar Tranche of such Advance for such Eurodollar Interest Period, then, upon notice from the Series 2002-1 Note Purchaser to TFFC, the obligations of the Series 2002-1 Note Purchaser to make or continue any Advance as, or to convert any Advances into, the Eurodollar Tranche of such Advance shall forthwith be suspended until the Series 2002-1 Note Purchaser shall notify TFFC that the circumstances causing such suspension no longer exist.

         SECTION 3.05 Increased Costs, etc. TFFC agrees to reimburse the Series 2002-1 Note Purchaser and the Agent (each, an "Affected Person") for an increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person's capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Eurodollar Tranche of such Advance that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase in, in each case, after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections
3.07 and 3.08, respectively; provided, however, that TFFC shall have no obligation to pay any such additional amount under this Section 3.05 with respect to any day or days unless any such Affected Person shall have notified TFFC of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. Each such demand shall be provided to TFFC in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by TFFC directly to such Affected Person within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on TFFC.

         SECTION 3.06 Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, the Eurodollar Tranche of such Advance) as a result of:

                  (a) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Eurodollar Tranche of such Advance) of the principal amount of any portion of the Eurodollar Tranche on a date other than the scheduled last day of the Eurodollar Interest Period applicable thereto;

                  (b) any Advance not being made as an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein; or

                  (c) any Advance not being continued as, or converted into, an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein, or

                  (d) any failure of TFFC to make a Decrease when required pursuant to the terms of the Series 2002-1 Supplement or after giving notice thereof pursuant to Section 4.3(b) of the Series 2002-1 Supplement, then, upon the written notice of any Affected Person to TFFC, TFFC shall pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on TFFC.

         SECTION 3.07 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to TFFC, TFFC shall pay to such Affected Person an incremental commitment fee sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return; provided, however, that TFFC shall not have any obligation to pay any such additional amount under this Section 3.07 with respect to any day or days unless such Affected Person shall have notified TFFC of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on TFFC; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.07 prior to such initial payment. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

         SECTION 3.08 Taxes. All payments by TFFC of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction of any Affected Person, as the case may be, in which it is organized or is operating or any political subdivision thereof and taxes imposed on or measured by its overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of any Affected Person's Domestic Office or Eurodollar Office, as the case may be, or any political subdivision thereof (such nonexcluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made to the Series 2002-1 Note Purchaser hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then TFFC will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the agent for the relevant Affected Person an official receipt or other documentation satisfactory to the agent for the relevant Affected Person or evidencing such payment to such authority; and

                  (c) pay to the agent for the relevant Affected Person such additional amount or amounts as is necessary to ensure that the net amount actually received by each Affected Person will equal the full amount such Affected Person would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent hereunder, such Affected Person or its agent may pay such Taxes and TFFC will promptly upon receipt of prior written notice stating the amount of such Taxes, pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Affected Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Affected Person would have received had not such Taxes been asserted. If TFFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, TFFC shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.08, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by TFFC. Upon the request of TFFC, each Affected Person that is organized under the laws of a jurisdiction other than the United States shall provide, prior to the initial due date of any payments hereunder one or more (as TFFC may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. TFFC shall not, however, be required to pay any increased amount under this Section 3.08 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

         SECTION 3.09 Carrying Charges. Any amounts payable by TFFC under Sections 3.05, 3.06, 3.07 or 3.08 shall constitute Series 2002-1 Carrying Charges.

                                   ARTICLE IV
                               OTHER PAYMENT TERMS

         SECTION 4.01 Time and Method of Payment. All amounts payable to any Series 2002-1 Note Purchaser hereunder or with respect to the Series 2002-1 Note shall be made to each of such Persons by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

                                    ARTICLE V
                                    THE AGENT

         SECTION 5.01 Authorization and Action. Each Secured Party hereby designates and appoints DB as the Agent hereunder, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Series 2002-1 Note Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist for the Agent. In performing its functions and duties hereunder, the Agent shall act solely as agent for the Secured Parties and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for TFFC or any of its successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2002-1 Note and all other amounts owed by TFFC hereunder (the "Aggregate Unpaids").

         SECTION 5.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 5.03 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Agent, the breach of its obligations expressly set forth in this Agreement), or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by TFFC contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of TFFC to perform its obligations hereunder, or for the satisfaction of any condition specified in Article 7. The Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of TFFC. The Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2002-1 Limited Liquidation Event of Default unless the Agent has received notice from TFFC or a Secured Party.

         SECTION 5.04 Reliance. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TFFC), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Series 2002-1 Note Purchaser or the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Secured Parties. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Series 2002-1 Note Purchaser or the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

         SECTION 5.05 Non-Reliance on the Agent and Other Purchasers. Each Secured Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of TFFC, shall be deemed to constitute any representation or warranty by the Agent. Each Secured Party represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of TFFC and made its own decision to enter into this Agreement and, in the case of a Hedge Counterparty, such Hedge Counterparty's Hedge Agreement.

         SECTION 5.06 The Agent in its Individual Capacity. The Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with TFFC or any Affiliate of TFFC as though the Agent were not the Agent hereunder.

         SECTION 5.07 Successor Agent. The Agent may, upon 5 days notice to TFFC and the Secured Parties, and the Agent will, upon the direction of Series 2002-1 Note Purchaser, resign as Agent. If the Agent shall resign, then Series 2002-1 Note Purchaser, during such 5-day period, shall appoint a successor agent subject to the consent of TFFC in its sole and absolute discretion. If for any reason no successor Agent is appointed by Series 2002-1 Note Purchaser during such 5-day period (or a successor Agent is appointed but not consented to by TFFC), then effective upon the expiration of such 5-day period, TFFC shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Agent's resignation hereunder as Agent, the provisions of Section 9.05 and this
Article 5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01 TFFC. TFFC represents and warrants to the Series 2002-1 Note Purchaser and the Agent as of the date hereof, as of the date of issuance of the Series 2002-1 Note and (excepting the representation in clause (d) below) as of each Increase that:

                  (a) no Amortization Event under the Series 2002-1 Supplement, the Base Indenture or Series 2002-1 Limited Liquidation Event of Default (in each case, taking into account the modifications to Section
         9.1 thereof under the Series 2002-1 Supplement for purposes of the Series 2002-1 Note), or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

                  (b) the Series 2002-1 Note has been duly authorized, executed and delivered and, upon execution thereof by the Trustee, authenticated and represents a legal, valid and binding obligation of TFFC, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (c) assuming the Series 2002-1 Note Purchaser or other purchaser of Series 2002-1 Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 2002-1 Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act;

                  (d) TFFC has furnished to the Agent true, accurate and (except as otherwise consented in writing by the Agent) complete copies of all other Related Documents (including all other series supplements) to which it is a party as of the Series 2002-1 Closing Date, all of which Related Documents are in full force and effect as of the Series 2002-1 Issuance Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date;

                  (e) each representation and warranty made by TFFC in each Related Document to which it is a party is true and correct in all material respects;

                  (f) TFFC is solvent and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law both before and after giving effect to the transaction contemplated herein and the in the Related Documents; and

                  (g) assuming the accuracy of the representations and warranties of each Series 2002-1 Note Purchaser in Section 6.03, the Series 2002-1 Notes are exempt from registration under Section 4(2) of the Securities Act of 1933.

         SECTION 6.02 Servicer. The Servicer represents and warrants to the Series 2002-1 Note Purchaser as of the date hereof, as of the date of issuance of the Series 2002-1 Note and (excepting the representation in clause (b) below) as of each Increase that:

                  (a) each representation and warranty made by it in each Related Document to which it is a party (including any representations and warranties made by it as Servicer) is true and correct in all material respects;

                  (b) the audited consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as of December 31, 2001 and the unaudited consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as of March 31, 2002 and, in each case, the related statements of income, changes in stockholders equity and cash flow as of and for the respective fiscal year and quarter ending on such dates (including in each case the schedules and notes thereto) (the "Financial Statements"), have been prepared in accordance with GAAP and present fairly the financial position of the Servicer and its Consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items;

                  (c) no order has been entered in the Bankruptcy Proceeding which (i) impairs or adversely affects the Group IV Vehicles or the Group IV Collateral or (ii) materially impairs or materially adversely affects the ability of Budget or any Group IV Lessee to fulfill its financial, vehicle maintenance or reporting obligations under the Group IV Master Lease;

                  (d) neither Budget nor any Group IV Lessee has lost the exclusive right to file a plan of reorganization under section 1121 of the Bankruptcy Code; and

                  (e) it is the intention of Budget and the lessees under each of the Group Leases (as defined in the Lease Order) to fully and timely perform their payment obligations under the Group Leases as such obligations have been modified by the Lease Order.

         SECTION 6.03 Series 2002-1 Note Purchaser. The Series 2002-1 Note Purchaser represents and warrants to TFFC and the Servicer, as of the date hereof and as of the issuance of the Series 2002-1 Note (or as of a subsequent date on which a successor or assign of any Series 2002-1 Note Purchaser shall become a party hereto), that:

                  (a) it has had an opportunity to discuss TFFC's and the Servicer's business, management and financial affairs, and the terms and conditions of the proposed purchase, with TFFC and the Servicer and their respective representatives;

                  (b) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2002-1 Note;

                  (c) it is purchasing the Series 2002-1 Note for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection
         (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Series 2002-1 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that TFFC is not required to register the Series 2002-1 Note, and that any transfer must comply with the provisions of Section
         2.9 of the Base Indenture;

                  (e) it understands that the Series 2002-1 Note will bear the legend set out in the form of Series 2002-1 Note attached as Exhibit A to the Series 2002-1 Supplement and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2002-1 Note;

                  (g) it understands that the Series 2002-1 Note may be offered, resold, pledged or otherwise transferred with TFFC's prior written consent only (A) to TFFC, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

                  (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2002-1 Note as described in clause (B) or (D) of the preceding paragraph, the transferee of the Series 2002-1 Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Base Indenture, reasonably satisfactory in form and substance to the applicable seller, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2002-1 Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2002-1 Note included as an exhibit to the Series 2002-1 Supplement. The Series 2002-1 Note Purchaser understands that the registrar and transfer agent for the Series 2002-1 Note will not be required to accept for registration of transfer the Series 2002-1 Note acquired by it, except upon presentation of an executed letter in the form required by the Base Indenture;

                  (i) it will obtain from any purchaser of the Series 2002-1 Note substantially the same representations and warranties contained in the foregoing paragraphs; and

                  (j) this Agreement has been duly and validly authorized, executed and delivered by the Series 2002-1 Note Purchaser and constitutes a legal, valid, binding obligation of the Series 2002-1 Note Purchaser, enforceable against the Series 2002-1 Note Purchaser in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

                                   ARTICLE VII
                                   CONDITIONS

         SECTION 7.01 Conditions to Issuance. The Series 2002-1 Note Purchaser will have no obligation to purchase the Series 2002-1 Note hereunder unless:

                  (a) the Base Indenture shall be in full force and effect;

                  (b) at the time of such issuance, all conditions to the issuance of the Series 2002-1 Note under the Series 2002-1 Supplement and under Section 2.2 of the Base Indenture (other than to the extent that any such condition under Section 2.2 of the Base Indenture has been waived or modified as of the date hereof in the Series 2002-1 Supplement) shall have been satisfied;

                  (c) the Agent shall have received an Opinion of Counsel in form and substance satisfactory to the Agent, in its reasonable discretion, stating that the Operating Lease is a "true lease";

                  (d) TFFC shall have paid all fees payable on or before the Series 2002-1 Issuance Date pursuant to Section 3.02; and

                  (e) the Bankruptcy Court shall have entered the Bankruptcy Order approving (A) the issuance of the Series 2002-1 Note in accordance with the provisions of the Series 2002-1 Supplement; (B) the transactions contemplated by, and the terms of, the Related Documents in connection with the issuance of the Series 2002-1 Note and (C) the remedies of the Series 2002-1 Note Purchaser set forth in the Indenture and the Group IV Master Lease and such Bankruptcy Order shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Agent.

         SECTION 7.02 Conditions to Initial Borrowing. The obligation of the Series 2002-1 Note Purchaser to fund the initial Borrowing hereunder shall be subject to the satisfaction of the following conditions precedent:

                  (a) the Agent shall have received a duly executed and authenticated Series 2002-1 Note registered in its name, as agent for Series 2002-1 Note Purchaser, and stating that the principal amount thereof shall not exceed the Series 2002-1 Maximum Invested Amount;

                  (b) this Agreement and the Series 2002-1 Supplement shall have been duly executed by, and delivered by, the parties hereto and thereto, and the Agent shall have received such other documents, instruments, agreements and legal opinions as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Agent;

                  (c) each of TFFC and the Servicer shall have delivered to the Agent a certification in the form of Exhibit A; and

                  (d) TFFC shall have paid all fees required to be paid by it on the Series 2002- 1 Closing Date, including all fees required hereunder.

         SECTION 7.03 Conditions to Each Borrowing. The obligation of the Series 2002-1 Note Purchaser to fund any Borrowing on any day (including the initial Borrowing) shall be subject to the conditions precedent that on the date of the Borrowing, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) (i) the representations and warranties of TFFC set out in this Agreement, (ii) the representations and warranties of the Servicer set out in this Agreement, and (iii) the respective representations and warranties of TFFC and the Servicer set out in the Base Indenture (and as such representations and warranties in the Base Indenture have been modified pursuant to the Series 2002-1 Supplement with respect to the Series 2002-1 Note) and the other Related Documents to which each is a party, in each such case, shall be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) the Series 2002-1 Rapid Amortization Period shall not have commenced;

                  (c) the Agent shall have received the Monthly Noteholders' Statement for the Related Month immediately preceding the date of such Borrowing and an executed advance request in the form of Exhibit B hereto (each such request, an "Advance Request") certifying as to the current Aggregate Asset Amount and Series 2002-1 Credit Support Amount;

                  (d) all limitations specified in Section 2.02 of this Agreement and Section 4.2 of the Series 2002-1 Supplement shall have been satisfied (including after giving effect to such Borrowing); and

                  (e) no Borrowing has been made in the seven day period immediately preceding the date of such Borrowing.

         The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by TFFC and the Servicer that all conditions precedent to such Borrowing have been satisfied.

                                  ARTICLE VIII
                                    COVENANTS

         SECTION 8.01 Covenants of TFFC and the Servicer. TFFC and the Servicer each severally covenants and agrees that, until the Series 2002-1 Note has been paid in full and the Term has expired, it will:

                  (a) duly and timely perform all of its respective covenants and obligations under each Related Document to which it is a party;

                  (b) not, except as contemplated by Article 12 of the Base Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

                  (c) at the same time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by TFFC or the Servicer under the Base Indenture, or by any of the Lessees or the Servicer to TFFC under the Group IV Master Lease, provide the Agent with a copy of such report, notice or other document; provided, however, that neither the Servicer nor TFFC shall have any obligation under this Section 8.01(c) to deliver to the Agent copies of any (i) Monthly Noteholders' Statements which relate solely to a series of Notes other than the Series 2002-1 Note or (ii) vehicle identification number listings;

                  (d) at any time and from time to time, following reasonable prior notice from the Agent or the Series 2002-1 Note Purchaser, and during regular business hours, permit the Series 2002-1 Note Purchaser, or its agents, representatives or permitted assigns, access to the offices of, the Servicer, any Lessee and TFFC, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 8.8 of the Base Indenture, and (ii) to visit the offices and properties of, the Servicer, any Lessee, and TFFC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Base Indenture, the Series 2002-1 Supplement and the other Related Documents with any of the officers or employees of, the Servicer, any Lessee and/or TFFC, as applicable, having knowledge of such matters;

                  (e) at any time after the Series 2002-1 Closing Date, upon the written request of the Agent, provide a Hedge Agreement no later than five (5) Business Days from such written request, in form and substance satisfactory to the requesting party and pay in full all amounts due and payable from time to time thereunder;

                  (f) if, at any time while the Series 2002-1 Note remains outstanding, Budget or any of its affiliates files a motion for approval of a plan of reorganization with the Bankruptcy Court, the Servicer shall simultaneously provide the Series 2002-1 Note Purchaser and the Agent with a copy of such plan of reorganization;

                  (g) if, at any time while the Series 2002-1 Note remains outstanding, Budget or any of its affiliates files a motion for approval of a plan of reorganization with the

         Bankruptcy Court that does not provide for the payment in full of the Series 2002-1 Note, Budget agrees that the Series 2002-1 Note Purchaser shall have the right to vote on and object to such plan of reorganization as a separate creditor class;

                  (h) TFFC and the Servicer each severally covenants and agrees it shall deliver to the Agent executed copies of all Assignment Agreements and related Opinions of Counsel and officer's certificates with respect to the 2003 model year Repurchase Programs of Eligible Manufacturers promptly upon receipt thereof;

                  (i) the Servicer covenants and agrees that will actively assist the Series 2002-1 Note Purchaser in the syndication process connected with the Series 2002-1 Note including, but not limited to, providing to the Series 2002-1 Note Purchaser and its' affiliates information, projections, disclosure materials and other materials the Series 2002-1 Note Purchaser deems necessary to market the Series 2002-1 Note to prospective syndication members, as well as paying all fees and expenses related to such syndication process;

                  (j) the Servicer covenants and agrees that it will, subsequent to the issuance of the Series 2002-1 Note, (i) engage Deutsche Bank Securities, Inc. (or such other affiliate as the Series 2002-1 Note Purchaser shall direct) ("Deutsche Bank") as the exclusive structuring agent, placement agent and book-runner in connection with (x) the Series 2002 MTNs and (y) to the extent the Series 2002-1 Note is increased or otherwise outstanding thereafter, any additional medium term note refinancing of such Series 2002-1 Note, up to the amount of $750 million, and (ii) actively assist the Series 2002-1 Note Purchaser in the placement process connected with the Series 2002 MTNs and other medium term notes, if any, including, but not limited to, obtaining bankruptcy court approvals and orders and providing to the Series 2002-1 Note Purchaser and its' affiliates information, projections, disclosure materials and access to members of senior management of the Servicer necessary to market any such financing to potential investors; provided, however, that in any case such obligation of Servicer to engage Deutsche Bank for a medium term note offering exists only if the Servicer and Deutsche Bank jointly determine that such medium term note offering shall take place.

                  (k) the Servicer shall comply, and shall cause its applicable subsidiaries to comply, with the Lease Order; and

                  (l) the Servicer shall provide the Agent with notice of the occurrence of any "Default" or "Event of Default" under Section 8.1 of the Credit Agreement (as such terms are defined in the Credit Agreement) upon its receipt of actual knowledge thereof.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         SECTION 9.01 Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Servicer, TFFC or the Series 2002-1 Note

Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the Servicer, TFFC, the Agent and the Series 2002-1 Note Purchaser.

         SECTION 9.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.03 Binding on Successors and Assigns.

         (a) This Agreement shall be binding upon, and inure to the benefit of, TFFC, the Servicer, the Agent, the Series 2002-1 Note Purchaser and their respective successors and assigns; provided, however, that neither TFFC nor the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Agent and provided, further, that the Series 2002-1 Note Purchaser may not transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under this
Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

         (b) The Series 2002-1 Note Purchaser may assign its Commitment or all or any portion of its interest under the Series 2002-1 Note, this Agreement and the Related Documents to any Person with the written consent of TFFC, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed by TFFC that the Series 2002-1 Note may only be sold, transferred or pledged in compliance with, and as provided for under, Section 6.03(g).

         SECTION 9.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2002-1 Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2002-1 Note and shall continue in full force and effect until all interest and principal on the Series 2002-1 Note and other amounts owed hereunder have been paid in full and the commitment of the Series 2002-1 Note Purchaser hereunder has been terminated. In addition, the obligations of TFFC and the Series 2002-1 Note Purchaser under Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 shall survive the termination of this Agreement.

         SECTION 9.05 Payment of Costs and Expenses; Indemnification.

                  (a) TFFC agrees to pay on demand all reasonable expenses of the Agent and the Series 2002-1 Note Purchaser (including the reasonable fees and out-of- pocket expenses of counsel to the Series 2002-1 Note Purchaser, if any) in connection with

                           (i) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

                           (ii) the consummation of the transactions contemplated by this Agreement and the other Related Documents.

TFFC further agrees to pay, and to save the Agent and the Series 2002-1 Note Purchaser harmless from all liability for, (i) any breach by TFFC of its obligations under this Agreement (ii) all reasonable costs incurred by the Series 2002-1 Note Purchaser in enforcing this Agreement and (iii) any stamp, documentary, sales, excise or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Series 2002-1 Note or any other Related Documents. TFFC also agrees to reimburse the Agent and the Series 2002-1 Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred in connection with (x) the negotiation of any restructuring or "workout," whether or not consummated, of the Related Documents and (y) the enforcement of the Related Documents.

                  (b) Indemnification. In consideration of the execution and delivery of this Agreement by the Series 2002-1 Note Purchaser and the Agent, TFFC hereby indemnifies and holds the Series 2002-1 Note Purchaser and the Agent and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2002-1 Note), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to

                           (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance, or

                           (ii) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, TFFC hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.08).

         SECTION 9.06 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents to the extent the Base Indenture and other Related Documents relate to the Series 2002-1 Note. This Agreement, together with the Base Indenture, the Series 2002-1 Supplement, the documents delivered pursuant to Section 7.02 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 9.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         SECTION 9.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 9.09 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Series 2002-1 Note will be treated as evidence of indebtedness issued by TFFC, (b) agrees to treat the Series 2002-1 Note for all such purposes as indebtedness (unless instructed to treat such Series 2002-1 Note otherwise by an applicable taxing authority) and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

         SECTION 9.10 No Proceedings; Limited Recourse. Each of the parties hereto (other than TFFC) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Notes issued by TFFC pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, TFFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, all as more particularly set forth in Section 13.16 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10 shall constitute a waiver of any right to indemnification, reimbursement or other payment from TFFC pursuant to this Agreement, the Series 2002-1 Supplement or the Base Indenture. In the event that the Agent or the Series 2002-1 Note Purchaser (solely in its capacity as such) takes action in violation of this
Section 9.10, TFFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against TFFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10 shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Agent or the Series 2002-1 Note Purchaser in assertion or defense of its claims in any such proceeding involving TFFC. No recourse shall be had for the payment of any amount owing from TFFC in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, director, affiliate or incorporator of TFFC; provided, however, nothing in this Section 9.10 shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by TFFC shall be payable only to the extent set forth in Section 13.18 of the Base Indenture and that all other amounts owed to them by TFFC shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2002-1 Supplement.

         SECTION 9.11 Confidentiality. The Series 2002-1 Note Purchaser agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Servicer, TFFC and the applicable Lessee, other than (a) to their Affiliates and their officers, directors, employees, agents, regulators and advisors, to actual or prospective assignees and participants and to the rating agencies, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process of which TFFC, the Servicer or the applicable Lessee, as the case may be, has knowledge; provided that the Series 2002-1 Note Purchaser may disclose Confidential Information as required by any law, rule or regulation or judicial process of which TFFC, the Servicer or the applicable Lessee, as the case may be, does not have knowledge if the Series 2002-1 Note Purchaser is prohibited by law from disclosing such requirement to TFFC, the Servicer or the applicable Lessee, as the case may be, or (c) in the course of litigation with TFFC, the Servicer or the applicable Lessee, or the Series 2002-1 Note Purchaser.

         "Confidential Information" means information that TFFC, the Servicer or the applicable Lessee furnishes to the Series 2002-1 Note Purchaser on a confidential basis and which is labeled "Confidential" by the provider thereof, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by the Series 2002-1 Note Purchaser or other Person to which the Series 2002-1 Note Purchaser delivered such information or that is or becomes available to the Series 2002-1 Note Purchaser from a source other than TFFC, the Servicer or the applicable Lessee, provided that such source is not (1) known to the Series 2002-1 Note Purchaser to be bound by a confidentiality agreement with TFFC, the Servicer, the applicable Lessee, as the case may be, or (2) known to the Series 2002-1 Note Purchaser to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         SECTION 9.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 9.13 Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK OR DELAWARE AND BY EXECUTION AND DELIVERY OF THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT, EACH OF THE PARTIES HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID

COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT.

         SECTION 9.14 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS SERIES 2002-1 NOTE PURCHASE AGREEMENT.

         SECTION 9.15 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.



                                       TEAM FLEET FINANCING CORPORATION



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       Address:       4225 Naperville Road
                                                      Lisle, Illinois 60535
                                       Attention:
                                       Telephone:     630-955-1900
                                       Facsimile:     630-955-7799



                                       BUDGET GROUP, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       Address:       4225 Naperville Road
                                                      Lisle, Illinois 60535

                                       Attention:

                                       Telephone:     630-955-1900
                                       Facsimile:     630-955-7799

                                       DB STRUCTURED PRODUCTS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:       31 West 52nd Street
                                                      NYC 01-1700
                                                      New York, NY 10019



                                       Attention:     Hyun Lim
                                       Telephone:     (212) 469-2729
                                       Facsimile:     (212) 469-7935


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Address:       31 West 52nd Street
                                                      NYC 01-1700
                                                      New York, NY 10019



                                       Attention:
                                       Telephone:
                                       Facsimile:

                                       DEUTSCHE BANK AG NEW YORK
                                       BRANCH, as Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       Address:       31 West 52nd Street
                                                      NYC 01-1700
                                                      New York, NY 10019



                                       Attention:     Hyun Lim
                                       Telephone:     (212) 469-2729
                                       Facsimile:     (212) 469-7935



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       Address:       31 West 52nd Street
                                                      NYC 01-1700
                                                      New York, NY 10019



                                       Attention:
                                       Telephone:
                                       Facsimile:

                                                                       EXHIBIT A

                                     FORM OF
                          OFFICER'S CLOSING CERTIFICATE

         The undersigned, a duly elected ________________ of [TEAM FLEET FINANCING CORPORATION] [BUDGET GROUP, INC.] (the "Corporation"), hereby certifies in connection with (i) that certain Series 2002-1 Supplement, dated as of August 6, 2002 (the "Supplement"), by and between Team Fleet Financing Corporation ("TFFC", as issuer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, and (ii) that certain Series 2002-1 Note Purchase Agreement, dated as of August 6, 2002 (the "Agreement" and, together with the Supplement, the "Series 2002-1 Related Documents"), by and among Budget Group, Inc., as Servicer, TFFC, DB Structured Products, Inc. and, Deutsche Bank AG, New York Branch, as agent, as follows:

         1. Each of the representations and warranties of the Corporation contained in the Series 2002-1 Related Documents subject to the modifications in the Series 2002-1 Supplement is true and correct on and as of the date hereof as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Series 2002-1 Issuance Date, that constitutes or would constitute an Amortization Event or a Series 2002-1 Limited Liquidation Event of Default, in each case, in connection with the Series 2002-1 Note.

         2. [Other than the entry of the Bankruptcy Order,]* [T]he Corporation has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of the Related Documents to which it is a party and the consummation of the transactions contemplated and no additional consents or approvals are required.

         3. [Except to the extent excused by the Bankruptcy Code or an order of the Bankruptcy Court,]* [T]he Corporation is in compliance in all material respects with all Applicable Laws, except to the extent failure to so comply with any such Applicable Laws would not have a material adverse effect on the Corporation's ability to perform its obligations under the Related Documents to which it is a party.

         Capitalized terms herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement and if not defined therein, the meaning assigned to them in the Supplement.

         IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this 6th day of August 2002.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

* Include in certificate of Budget Group, Inc.

                                                                       EXHIBIT B

                             FORM OF ADVANCE REQUEST

Deutsche Bank AG, New York Branch,
  as Agent under
  the Series 2002-1 Note Purchase Agreement referred to below
[Address]

Attention:

Ladies and Gentlemen:

         This Advance Request is delivered to you pursuant to Section 7.03(c) of that certain Series 2002-1 Note Purchase Agreement, dated as of August 6, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Series 2002-1 Note Purchase Agreement"), among Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), Budget Group, Inc., a Delaware corporation, as Servicer ("Budget", and in such capacity, the "Servicer"), DB Structured Products, Inc., a Delaware corporation ("Series 2002-1 Note Purchaser") and Deutsche Bank AG, New York Branch, a German banking corporation, as Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Series 2002-1 Note Purchase Agreement.

         The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___.

         The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the date hereof is an amount equal to $______________ and (ii) the Series 2002-1 Credit Support Amount as of the date hereof is an amount equal to $______________. The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in
Article VII of the Series 2002-1 Note Purchase Agreement have been satisfied and all statements set forth in Section 6.01 of the Series 2002-1 Note Purchase Agreement are true and correct, as if made on and as of the date of such Advance.

         The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and the Series 2002-1 Note Purchaser. Except to the extent, if any, that prior to the time of the Advance requested hereby you and the Series 2002-1 Note Purchaser shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

         Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

                          [insert payment instructions]

         The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________ 20___.



                                       TEAM FLEET FINANCING CORPORATION



                                       By:
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                                          Title:


                                      B-2